FOR IMMEDIATE RELEASE

THE STANLEY WORKS COMPLETES ACQUISITION OF THE SECURITY GROUP

New Britain, Connecticut, January 4, 2005 ... The Stanley Works (NYSE: SWK) announced today that all conditions have been satisfied and it has completed the acquisition of Security Group, Inc.

Security Group is comprised of two primary operating companies: Sargent & Greenleaf, Inc., a leading manufacturer of medium and high security locks and locking systems for the financial, government and retail markets; and Safemasters, a North American access control provider offering a wide variety of physical security installation, maintenance and repair services, with emphasis on mechanical locking systems.

Financial terms of the transaction, discussion of its benefits and additional information about Security Group were included in the company’s November 29, 2004 announcement of the transaction.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use.

Contact: Gerry Gould

Vice President, Investor Relations
(860) 827-3833
ggould @ stanleyworks.com

The Stanley Works corporate press releases are available under Financial News in the Investor Relations section of the company’s corporate web site at www.stanleyworks.com.